Exhibit 99.1

FOR IMMEDIATE RELEASE

LSB INDUSTRIES, INC. APPOINTS DIANA M. PENINGER AS AN INDEPENDENT MEMBER OF THE BOARD OF DIRECTORS AND WILL NOMINATE STEVEN L. PACKEBUSH TO STAND FOR ELECTION

OKLAHOMA CITY, OK — March 10, 2020 — LSB Industries, Inc. (NYSE:LXU) (“LSB” or the “Company”) announced that it has appointed Diana M. Peninger as an independent member of the Board of Directors (the “Board”) of the Company effective March 5, 2020.  Ms. Peninger will stand for direct election by shareholders for the first time at the annual meeting of stockholders on May 14, 2020.  In addition, the Board nominated Steven L. Packebush to stand for election as a member of the Board to replace Jack E. Golsen upon his retirement from the Board of Directors at the 2020 Annual Meeting of Stockholders.

“We would like to thank Jack Golsen, the founder of our Company and, until a few years ago, its long-time leader, for his tireless service, unparalleled dedication and continued guidance since LSB’s inception in 1968.  His insight and counsel have provided a myriad of invaluable contributions to the Company and the Oklahoma City community over several decades,” said Mark Behrman, LSB’s President and Chief Executive Officer.  “We look forward to Jack’s continued involvement with LSB as Chairman Emeritus.”

Ms. Peninger is a highly accomplished executive with a career spanning 30 years in the global chemical sector.  From 2007 through 2016, she held various roles within Celanese Corporation including, Vice President, Acetyl Intermediates, a $2.3 billion global commodity business portfolio, Vice President and General Manager, EVA Performance Polymer Business serving the medical, adhesives, solar and film industries and as Vice President General Manager for Nutrinova Specialty Food Ingredients business. As Director of Corporate Strategy and Business Development, she led the initiatives to establish manufacturing locations in low cost regions of China and Middle East.  She is currently the CEO of Geneva Lake Partners, an advisory firm working with middle market private industrial companies.  In addition, Ms. Peninger serves on the board of Rogers Group, Inc. where she chairs the compensation committee and is a member of the audit committee.  Previously she served as the Board Vice-Chair of the Committee of 200, a non-profit organization comprised of influential women CEOs and business executives.

Mr. Packebush is a founder and principal in Elevar Resources, LLC, a company providing advisory and consulting services and capital solutions for companies in the agriculture and energy markets.  Prior to Elevar Resources, Mr. Packebush worked at Koch Industries, Inc. for over 30 years, retiring in March 2018. Until his retirement, he was the president of Koch Ag & Energy Solutions.   Mr. Packebush currently serves on the EuroChem Group AG Board of Directors, Wichita State University Board of Trustees, Kansas State University Dean’s Agriculture Advisory Board, and The Fundamental Learning Center Board of Directors. Previously he served on the Board of Directors of Caribbean Nitrogen, Nitrogen 2000, KOCHPAC, and The Fertilizer Institute.  He has also served on The Fertilizer Institute’s executive Committee and the Koch Industries’ Compliance and Ethics Committee.

“The accomplished and diverse backgrounds of Diana and Steve will enable them to provide critical and valuable counsel to our management team,” said Mr. Behrman  “We believe their addition to our Board will provide a fresh perspective and we look forward to working with our new colleagues to continue creating value for shareholders.”

About LSB Industries, Inc.

LSB Industries, Inc., headquartered in Oklahoma City, Oklahoma, manufactures and sells chemical products for the agricultural, mining, and industrial markets. The Company owns and operates facilities in Cherokee, Alabama, El Dorado, Arkansas and Pryor, Oklahoma, and operates a facility for a global chemical company in Baytown, Texas. LSB’s products are sold through distributors and directly to end customers throughout the United States. Additional information about the Company can be found on its website at www.lsbindustries.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally are identifiable by use of the words “may,” “believe,” “expect,” “intend,” “plan to,” “estimate,” “project” or similar expressions, and include but are not limited to: performance improvement and attaining targeted operating rates.

Investors are cautioned that such forward-looking statements are not guarantees of future performance and involve risk and uncertainties. Though we believe that expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectation will prove to be correct. Actual results may differ materially from the forward-looking statements as a result of various factors. These and other risk factors are discussed in the Company’s filings with the Securities and Exchange Commission (SEC), including those set forth under “Risk Factors” and “Special Note Regarding Forward-Looking Statements” in our Form 10-K for the year ended December 31, 2019 and, if applicable, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. We expressly disclaim any obligation to update, amend or clarify any forward-looking statement to reflect events, new information or circumstances occurring after the date of this press release except as required by applicable law.

Company Contact: Mark Behrman, President & CEO Cheryl Maguire, Executive Vice President & CFO (405) 235-4546	Investor Contact: The Equity Group Inc. Fred Buonocore, CFA (212) 836-9607 Mike Gaudreau (212) 836-9620

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